UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010 (May 20, 2010)

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry Into a Material Definitive Agreement.

On May 20, 2010, China Broadband, Inc. (the “Company”) entered into three separate securities purchase agreements relating to private placement financings (collectively, the “Financings”) with different accredited investors, including one strategic investor who was an early promoter of pay-per-view programming in the United States (the “Strategic Investor”).  The first securities purchase agreement relates to the sale of shares of the Company’s Series A Preferred Stock (the “Series A SPA”), the second securities purchase agreement relates to the sale of shares of the Company’s Series B Preferred Stock (the “Series B SPA”) and the third securities purchase agreement relates to the sale of shares of the Company’s Common Stock (the “Common SPA”, and collectively with the Series A SPA and the Series B SPA, the “Purchase Agreements”).

The consummation of the Financings is subject to several conditions, including, without limitation, (a) the concurrent consummation of each of the other two Financings; (b) the satisfactory conclusion of the Strategic Investor’s due diligence investigation of the Company and its subsidiaries and variable interest entities (“VIEs”); (c) the absence of any material adverse change with respect to the Company and its subsidiaries and VIEs since the date of the execution of the Financing Agreements; (d) the delivery of opinions by the Company’s legal counsel in form satisfactory to the Strategic Investor; (e) an amendment to the Company’s articles of incorporation that increases the number of authorized shares of the Company’s common stock from 95,000,000 to 1,500,000,000 and the number of authorized shares of the Company’s blank check preferred stock from 5,000,000 to 50,000,000; (f) the appointment of the Strategic Investor as a member of the Company’s board of directors; (g) the completion of those actions contemplated by that certain Framework Agreement, dated as of December 2009, by and among Hua Cheng Film and Television Digital Program Co., Ltd., Beijing Husen Technology Co., Ltd. and Beijing Sino Top Scope Technology Co., Ltd. to the satisfaction of the Strategic Investor; (h) the amendment and restatement or other modification as necessary to all of the Company’s agreements with its VIEs in China to the satisfaction of the Strategic Investor; (i) the restructuring of the management and board of directors (or equivalent body) for all of the Company’s VIEs and subsidiaries in China as and to the extent requested by the Strategic Investor; (j) the conversion of at least $5,751,152 of outstanding debt of the Company; (k) the consummation of the Company’s acquisition of SinoTop Group Limited and the entry into related agreements that are satisfactory to the Strategic Investor; (l) the Strategic Investor’s entry into an employment agreement with the Company in the form agreed upon, and (m) Weiching Liu’s entry into an employment agreement with the Company’s that is satisfactory to the Strategic Investor.

During the due diligence process related to the Financings, issues were identified relating to the establishment of certain of the Company's VIE and other commercial arrangements in China, as well as the sufficiency of certain of the licenses and permits held by some of the Company's subsidiaries and VIEs. The Company is working with its PRC and U.S. counsel to identify any material deficiencies relating to the establishment of its VIE relationships and the licensing and permitting of its PRC affiliates. Additional due diligence is being conducted and the Company is working with counsel to remedy any deficiencies related thereto.  As mentioned above, the remedy of all of these deficiencies to the satisfaction of the Strategic Investor is a condition to the Closing.

The proceeds from the Financings are currently held in escrow subject to the satisfaction of the conditions listed above.  The net proceeds from the Financings will be used to acquire SinoTop Group Limited, as previously announced on March 11, 2010, to fund the value added service platform and for working capital purposes.

Series A Preferred Stock Financing

Pursuant to the Series A SPA, the Strategic Investor has subscribed to purchase an aggregate of $3,500,000 of units at a purchase price of $0.50 per unit (the “Series A Units”).  Each Series A Unit consists of (i) one share of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”); and (ii) a warrant to purchase 34.2857 shares of the Company’s Common Stock at an exercise price of $0.05.  Each share of Series A Preferred Stock will be convertible, at the holder’s sole option, into 10 shares of the Company’s Common Stock.  In addition,  the holder of shares of Series A Preferred Stock will have the right to ten votes for each share of the Company’s Common Stock into which one shares of Series A Preferred Stock could then be converted.  The warrants issued pursuant to the Series A SPA will give the investor the right, for a period of five years from the closing of the transactions contemplated by the Financings (the “Closing”), to purchase shares of the Company’s Common Stock at an exercise price of $0.05.  The warrants will be exercisable on a cashless basis and will contain customary anti-dilution protection provided that the anti-dilution provisions of the warrant will not contain any provisions which would result in a non-cash charge to the Company’s earnings.  Upon Closing, the Company will issue to the Strategic Investor an aggregate of 7,000,000 shares of the Series A Preferred stock (which will be convertible into an aggregate of 70,000,000 shares of the Company’s Common Stock), and warrants to purchase an aggregate of 240,000,000 shares of the Company’s Common Stock.

The Company is obligated to deliver disclosure schedules to the Strategic Investor on or before June 21, 2010, which schedules will identify all issues or deficiencies related to the valid establishment of certain of the Company's VIE and other commercial arrangements in China and the sufficiency of certain of the licenses and permits held by some of the Company's subsidiaries and VIEs, as well as exceptions to any of the representations and warranties of the Company contained in the Series A SPA.  If the Company fails to timely deliver the disclosure schedules, in form and substance reasonably satisfactory to the Strategic Investor, the Company has agreed to pay to the Strategic Investor, as a non-accountable expense reimbursement, the sum of $35,000.

In addition, the Company has agreed to pay all costs and expenses, including the fees and disbursements of any counsel and accountants retained by the Strategic Investor, incurred by the Strategic Investor in connection with the preparation, execution, delivery and performance of the Series A SPA and related documents, and the transactions contemplated thereby, whether or not such transactions are consummated up to a maximum amount, or cap, of $35,000.

At any time prior to the Closing, the Strategic Investor shall have the complete and unconditional right to terminate its obligations under the Series A SPA for any reason, for no reason and for convenience in his sole discretion.  The Company has agreed that it will not contest, challenge or seek to delay the exercise of the Strategic Investor’s right to terminate the Series A SPA and waived any right to claim promissory estoppel or other detrimental reliance, unconscionability or any requirement of good faith or fair dealing.

The Series A SPA provides that the Strategic Investor and the Company will enter into a Registration Rights Agreement (the “Series A RRA”) and an employment agreement (the “Employment Agreement”) at the Closing.  The Series A RRA will provide that, at any time after the 180th day following the Closing, the Strategic Investor may request, on up to three occasions, that the Company register under the Securities Act of 1933, as amended (the “Securities Act”) all or any portion of the restricted shares of the Company’s Common Stock held by the Strategic Investor, including restricted shares of Common Stock underlying the Series A Preferred Stock and any warrants held by the Strategic Investor (collectively, the Series A Registrable Securities”), for sale in the manner specified in such notice.   If and whenever the Company is required to register any of the Series A Registrable Securities  pursuant to such notice, the Company has agreed that it will prepare and file with the SEC within 60 days of such notice a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby and, if the registration statement does not relate to an underwritten offering, then to cause such registration statement to become effective within 180 days after its filing.  If the Company fails to timely file such registration statement or fail to timely have such registration statement declared effective, the Company has agreed to pay to the Strategic Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by the Strategic Investor pursuant to the Series A SPA, pro rated for each day that the deficiency giving rise to such liquidated damages exists.

In addition, at any time following the 180th day following the Closing, the Strategic Investor may, on up to three occasions and only if the Company is a registrant entitled to use Form S-3 or any successor thereto to register the Series A Registrable Securities, request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Series A Registrable Securities in accordance with the method of disposition specified in such notice, the number of shares of Series A Registrable Securities specified in such notice.

If the Company at any time on or following the 180th day following the Closing proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Company’s Common Stock for sale to the public), the Company has agreed that each such time it will provide written notice to the Strategic Investor of its intention to do so.  Upon the written request of the Strategic Investor, received by the Company within 10 days after the Company provided any such notice to the Strategic Investor, to register any of its Series A Registrable Securities, the Company will use its best efforts to cause the Series A Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Strategic Investor of the Series A Registrable Securities so registered.

Pursuant to the Employment Agreement that will be entered into at the Closing, the Strategic Investor will be employed as the Chief Executive Officer of the Company.  The Employment Agreement will have a term of one year, but will be automatically renewed for successive one year periods unless terminated in accordance with its terms. Pursuant to the Employment Agreement the Strategic Investor will be paid a base salary of $250,000 and will be eligible to receive an annual bonus within the discretion of the Board of Directors of the Company.  The Strategic Investor will be entitled to participate in all of the benefit plans of the Company, including the Company’s equity incentive plan.  The Strategic Investor would be entitled to six months of severance pay in the event the Strategic Investor is terminated without cause.  The Strategic Investor will also be bound by customary restrictive covenants regarding non-competition relating to the pay-per-view business in China; non-solicitation of employees and customers and confidentiality.

The description of the terms and conditions of the Series A SPA, the Series A RRA, the Employment Agreement, the Series A Preferred Stock and the warrants issuable pursuant to the Series A SPA set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A SPA, the Certificate of Designations of the Series A Preferred Stock and the warrant to be issued in connection with the Series A SPA which will be filed as exhibits to the Company’s quarterly report on Form 10-Q to be filed on or before August 16, 2010.

Series B Preferred Stock Financing

Pursuant to the Series B SPA, an existing minority investor in the Company (the “Minority Investor”) has subscribed to purchase an aggregate of $2,400,000 of units at a purchase price of $0.50 per unit (the “Series B Units”).  Each Series B Unit consists of (i) one share of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”); and (ii) a warrant to purchase 10 shares of the Company’s Common Stock at an exercise price of $0.05.  Each share of Series B Preferred Stock will be convertible, at the holder’s sole option, into 10 shares of the Company’s Common Stock.  The holder of shares of Series B Preferred Stock will not have the right to vote and will not have full voting rights and powers equal to the voting rights and powers of holders of the Company’s Common Stock.  In addition, the Minority Investor will not be entitled to convert any shares of Series B Preferred Stock into shares of the Company’s Common Stock if, after giving effect to the conversion, the Minority Investor would hold in excess of 9.99% of the Company’s outstanding Common Stock.  The warrants issued pursuant to the Series B SPA will entitle the Minority Investor the right, for a period of five years from the Closing, to purchase shares of the Company’s Common Stock at an exercise price of $0.05.  The warrants will be exercisable on a cashless basis and will contain customary anti-dilution protection provided that the anti-dilution provisions of the warrant will not contain any provisions which would result in a non-cash charge to the Company’s earnings.  In addition, the Minority Investor will not be entitled to exercise any portion of the warrants if, after giving effect to the exercise, the Minority Investor would hold in excess of 9.99% of the Company’s outstanding Common Stock.

In addition, in connection with the Series B SPA, the Company has agreed, in exchange for the forgiveness of a $600,000 loan made to the Company by the Minority Investor, to (i) sell to the Minority Investor an additional $600,000 of Series B Units at a per Series B Unit price of $0.50, and (ii) issue to the Minority Investor two additional warrants, each for the purchase of one share of the Company’s Common Stock, for each share of Common Stock underlying the Series B Units purchased in connection with the forgiveness of the loan.  Upon Closing (including the forgiveness of the $600,000 loan), the Company will issue an aggregate of 6,000,000 shares of the Series B Preferred stock (which will be convertible into an aggregate of 60,000,000 shares of the Company’s Common Stock, and warrants to purchase an aggregate of 84,000,000 shares of the Company’s Common Stock.

At the Closing, the Minority Investor will enter into a Registration Rights Agreement with the Company (the “Series B RRA”).  The Series B RRA will give the Minority Investor the same registration rights that will be granted to the Strategic Investor under the Series A RRA as described above under “Series A Preferred Stock Financing”, except that the Series B RRA does not contain any liquidated damages provisions.

The description of the terms and conditions of the Series B SPA, the Series B RRA, the Series B Preferred Stock, and the warrants issuable pursuant to the Series B SPA set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B SPA, the Series B RRA, the Certificate of Designations of the Series B Preferred Stock and the warrant to be issued in connection with the Series B SPA which will be filed as exhibits to the Company’s quarterly report on Form 10-Q to be filed on or before August 16, 2010.

Common Stock Financing

Pursuant to the Common SPA, certain accredited investors have subscribed to purchase an aggregate of $4,629,000 of units at a purchase price of $0.05 per unit (the “Common Units”).  Each Common Unit consists of one share of the Company’s Common Stock and a warrant for the purchase of one share of the Company’s Common Stock.  The warrants will entitle the investors the right, for a period of five years from the Closing, to purchase shares of the Company’s Common Stock at an exercise price of $0.05. The warrants may not be exercised on a cashless basis.  The warrants will contain customary anti-dilution protection provided that the anti-dilution provisions of the warrant will not contain any provisions which would result in a non-cash charge to the Company’s earnings.  In addition, the Company will be able to redeem the warrants if the closing price of the Company’s Common Stock equals or exceeds $0.125 per share for twenty consecutive trading days and (ii) there is an effective registration statement covering the shares of Common Stock underlying the warrants on file with the SEC (or all such shares of Common Stock may be sold pursuant to Rule 144 of the Securities Act without restriction).  Upon Closing, the Company will issue an aggregate of 92,580,000 shares of the Company’s Common Stock, and warrants to purchase an aggregate of 92,580,000 shares of the Company’s Common Stock.

Pursuant to a Registration Rights Agreement between the Company and the investors party to the Common SPA, that will be entered into at the Closing (the “Common RRA”), the Company has agreed to use its commercially reasonable efforts to file with the SEC, on or before the 45th day following the Closing date, a registration statement covering the resale of all of the shares of Common Stock issuable pursuant to the Common SPA, including the shares of Common Stock underlying the warrants issuable pursuant to the Common SPA.  The Company will use its commercially reasonable efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than the 180th day following the Closing date.

The description of the terms and conditions of the Common SPA, the Common RRA and the warrants issuable pursuant to the Common SPA set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Common SPA and the warrant to be issued in connection with the Common SPA which will be filed as exhibits to the Company’s quarterly report on Form 10-Q to be filed on or before August 16, 2010.

Debt Conversion

On May 20, 2010, and in connection with the Financings, the Company entered into (i) a Waiver and Agreement to Convert with the holders of an aggregate of $4,971,250 in principal amount of notes of the Company, dated January 11, 2008, and (ii) a Waiver and Agreement to Convert with the holders of an aggregate of $304,902 in principal amount of notes of the Company, dated June 30, 2009 (collectively, the “Waivers”), whereby the holders of the notes, except for the Minority Investor, agreed to convert, upon the consummation of the Financings, 100% of the outstanding principal and interest owing on the notes into shares of the Company’s Common Stock at a conversion price of $0.05 per share (the “Debt Conversion”).  In addition, the holders, except for the Minority Investor, of the notes will receive warrants identical to those issued in connection with the Common SPA, to purchase such number of shares of the Company’s Common Stock equal to the number of shares of Common Stock issued upon conversion of the notes.  Pursuant to the Waivers, the Minority Investor, who currently holds notes of the Company in aggregate principal amount of $2,133,400, will (i) convert 100% of the outstanding principal and interest owing on such notes into shares of Series B Preferred Stock at a conversion price of $0.50 per share and (ii) receive warrants identical to those issued in connection with the Series B SPA, to purchase such number of shares of the Company’s Common Stock equal to the number of shares of Common Stock underlying the Series B Preferred Stock issued upon conversion of such notes.

The description of the terms and conditions of the Waivers set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Waivers which will be filed as exhibits to the Company’s quarterly report on Form 10-Q to be filed on or before August 16, 2010.

Dilution

In connection with the Financings and the Debt Conversion described above, the Company’s current shareholders will be significantly diluted.  The following table sets forth the Company’s capital structure immediately following the consummation of the Financings and the Debt Conversion:

	Actual Ownership	Fully Diluted Ownership
Common Stock Outstanding held by current shareholders	65,086,152	65,086,152

Common Stock issued in connection with the Company’s acquisition of SinoTop Group Limited	75,000,000	75,000,000

Common Stock outstanding that are issuable upon conversion of options, warrants, convertible securities or other securities of the Company that are exercisable or exchangeable for, or convertible into, Common Stock (not including any Securities issuable in connection with the Financings or Debt Conversion)	-	16,874,800

Common Stock issuable upon consummation of the Debt Conversion (except with respect to the Minority Investor)	62,855,040	125,710,080

Common Stock issuable upon consummation of the Debt Conversion with the Minority Investor	-	85,336,000

Common Stock issuable upon conversion of Series A Preferred Stock	-	70,000,000

Common Stock issuable upon conversion of Series B Preferred Stock	-	60,000,000

Common Stock issuable pursuant to the Common SPA	92,580,000	92,580,000

Common Stock underlying warrants issuable in connection with the Financings	-	416,580,000

Common Stock underlying warrants issuable to the placement agent in connection the Financings	-	16,000,000
Total	295,521,192	1,023,167,032

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: May 21, 2010	By:	/s/Marc Urbach
President